UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2016, SITO Mobile, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen & Company, LLC, as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriters of 2,666,667 shares of the Company’s common stock, $0.001 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold to the Underwriters at a public offering price of $3.75 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 30-day option to purchase, severally and not jointly, up to 400,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering, which option was exercised in full on September 17, 2016. The net offering proceeds to the Company from the Offering (including the exercise of the over allotment option) are estimated to be approximately $10.3 million, after deducting estimated underwriting discounts and commissions and other estimated offering expenses. The Offering closed on September 21, 2016.

The Offering was made pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), dated September 16, 2016, and an accompanying prospectus dated August 29, 2016, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-213221), which was filed with the SEC on August 19, 2016 and declared effective by the SEC on August 29, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director, executive officer and certain other stockholders have entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to certain specified exceptions. The Underwriting Agreement has been filed as Exhibit 1.1 hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should review that document as well as the registration statement, preliminary prospectus supplement and final prospectus supplement for a complete understanding of the terms and conditions of the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

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The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Sichenzia Friedman Ross Ference LLP related to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On September 15, 2016, the Company issued a press release announcing that it had launched the Offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 16, 2016, the Company issued a press release announcing the pricing of the shares of the Company’s common stock to be sold in the Offering. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 21, 2016, the Company issued a press release announcing the closing of the Offering and the full exercise of the over allotment option. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description
1.1	Underwriting Agreement dated September 16, 2016 between SITO Mobile, Ltd. and Cowen and Company, LLC, as representative of the several underwriters
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in the Opinion of Sichenzia Ross Friedman Ference LLP filed as Exhibit 5.1)
99.1	Press Release issued September 15, 2016
99.2	Press Release issued September 16, 2016
99.3	Press Release issued September 21, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016

SITO MOBILE, LTD.

By:	/s/ Kurt Streams
Name:	Kurt Streams
Title:	Chief Executive Officer

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